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                     FORM OF THIRD-PARTY SECURITY AGREEMENT

                         (Management and Advisory Fees)

      This Third-Party Security Agreement (Management and Advisory Fees) (the
'Agreement') dated           for reference purposes only, is executed by and
between Greenhill Capital Partners, LLC, a Delaware limited liabitity company
(referred to as "Debtor"), and FIRST REPUBLIC BANK ("Lender" or "Bank"), with reference to the following facts:

      A.    Concurrent herewith Bank and Greenhill & Co, lnc., a Delaware corporation ("Borrower") are entering into a modification (the "Third
Modification") dated May 2, 2007 to the Loan Agreement dated January 31, 2006 and previously modified as of August 1, 2006 and March 14, 2007 (as modified, including pursuant to the Third Modification, the "Loan Agreement").

      B.    This Agreement is being provided pursuant to the Loan Agreement to secure obligations of Borrower under the Loan Agreement.

      THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged Debtor and Bank agree as follows:

      1.    Definitions. For purposes of this Agreement, the terms listed on
Exhibit A shall have the meanings specified therein. In addition, terms not defined in Exhibit A which are defined in Article 9 of the Code or in the Loan
Agreement shall have the meanings specified therein.

      2.    Security Interest.

            2.1   Security Interest, Debtor hereby grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising
Collateral as described in Exhibit B in order to secure prompt repayment and performance of all Obligations, Upon filing of an appropriate UCC-1 Financing
Statement, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid security interest in Collateral acquired after the date hereof.

            2.2   Security Documents.

                  (a)   Bank may file all financing statements and confirmation
statements as it may deem necessary to perfect and maintain perfected Bank's security interest.

                  (b)   Debtor shall execute and deliver, or cause to be
executed and delivered, to Bank, at any time hereafter at the request of Bank, all documents which Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this
Agreement.

      3.    Warranties and Representations. In order to induce Bank to enter into this Agreement, Debtor warrants, represents and agrees that:

            3.1   Management Agreement

                  (a)   Debtor provides management, investment and advisory
services to the following:

                  (i)   Greenhill Capital Partners, L.P., a Delaware limited
partnership (the "U.S. Fund"), Greenhill Capital Partners (Cayman), a Cayman
Islands exempted limited partnership (the "Offshore Fund"), Greenhill Capital,
L.P., a Delaware limited partnership (the "Employee Fund"), and Greenhill
Capital Partners (Executives), L.P., a Delaware limited partnership (the
"Executive Fund", and together with the U.S. Fund, the Offshore Fund, and the
Employee Fund, the "Funds") pursuant to that certain Management Agreement of
Debtor (fka Greenhill Fund Management Co., LLC, a Delaware limited liability company) dated as of June 30, 2000 (the "2000 Management Agreement"); and

                  (ii)  Greenhill Capital Partners II, L.P., a Delaware
limited partnership (the "U.S. Fund II"), Greenhill Capital Partners (Cayman)
II, a Cayman Islands exempted limited partnership (the "Offshore Fund II"),
Greenhill Capital Partners (Employees) II, LP., a Delaware limited partnership
(the "Employee Fund II"), and Greenhill Capital Partners (Executives) II. L.P.,
a Delaware limited partnership (the "Executive Fund II", and together with the
U.S. Fund 11, the Offshore Fund II, and the Employee Fund II, the "Funds II")
pursuant to that certain Management Agreement of Debtor dated as of March 31,
2005 (the "2005 Management Agreement" and together with the 2000 Management
Agreement, the "Management Agreements" and each a "Management Agreement").

                  (b)   Each document provided to Bank as a Management Agreement
is a full, true and correct copy of such Management Agreement and sets forth all of the terms under which Management Services are provided by Debtor for Funds and Funds II, respectively. Said document(s) has (have) not been modified, amended or otherwise changed in any material respect,

                  (c)   Each Management Agreement is currently in full force and
effect; and there are no undisclosed modifications, supplements or addenda to such Management Agreement which would materially adversely affect Debtor's rights to, or ability to perform its obligations under, such agreements to collect amounts due thereunder.

                  (d)   Debtor is in compliance with all duties and material
obligations required in connection with each Management Agreement.

            3.2   Title to Collateral. Debtor has, and at all times will have good title to the Collateral and to each Management Agreement free and clear of all liens, claims or interests except for Bank's lien or other Permitted Liens as defined in the Loan Agreement.

            3.3   Assignability of Rights to Collateral. Debtor may grant to
Bank a security interest in the Collateral as provided above.

            3.4   No Offsets. To the knowledge of Debtor, as of the date hereof, all Management Fees in which Bank has been granted a security interest in connection with this

Agreement are not subject to any defenses, set offs or counter claims.

            3.5   Compliance. Any and all material Governmental Requirements which relate to the Management Agreement have been satisfied.

            3.6   No Defaults. To the best of Debtor's knowledge, there has
occurred no event which is or, with notice or lapse of time or both, would be an
Event of Default.

            3.7   Warranties and Representations Cumulative. Debtor's warranties and representations set forth in Section 3 shall be true and correct at the time of execution of this Agreement by Debtor and shall be automatically deemed repeated with each Advance under the Loan Agreement and shall be true and correct at each such time, except to the extent it relates to an earlier date in which case it shall be true and correct as of such earlier date. All representations shall be conclusively presumed to have been relied upon by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Bank, either now or hereafter.

      4.    General Affirmative Covenants. During the term hereof and so long as any Obligations  remain unpaid or unperformed,  unless Bank otherwise  agrees in writing. Debtor will not

            4.1   Transfer or Release of Assets. Transfer, abandon. terminate or release a Management Agreement or any item of Collateral except in the ordinary course of business.

            4.2   Management Fees. Discount or sell or transfer, waive or
forfeit any of the Management Fees or any other item of Collateral except (i) to
Bank, or (ii) such discounts as are customarily provided for prompt payment.

            4.3   Management Agreement. Without the written consent of Bank in advance, which consent will not be unreasonably withheld, terminate or make any material modifications to a Management Agreement which would (i) modify the extent to which Management Services are provided by; or (ii) adversely affect the Management Fees, the prompt payment thereof or Debtor's rights to collect such Management Fees.

      5.    General Affirmative Covenants. Debtor hereby covenants and agrees that during the term hereof and until all Obligations are fully paid and performed:

            5.1   Reimbursements. Upon an Event of Default that is continuing,
Debtor shall within five (5) Business Days following demand from Bank, reimburse
Bank for all sums expended by Bank which constitute Bank Expenses.

            5.2   Management Agreement. At all times, prior to the dissolution of the Funds or the Funds II, Debtor shall maintain in full force and effect each Management Agreement. Debtor shall also perform all of its responsibilities under each Management Agreement.

            5.3   Taxes. Debtor shall promptly pay all material foreign,
federal, state and local taxes and other governmental charges levied or assessed upon or against any item of Collateral, or upon or against the creation, perfection or continuance of the security interest

granted hereby except to the extent contested in good faith by appropriate proceedings, To the extent that Debtor contests such taxes or charges, Debtor will take appropriate action to promptly pursue such contest to completion.

            5.4   Title and Lien Free. Debtor shall at all times have all good title to the Collateral and, at Debtors expense, keep all Collateral, free and clear of all security interests, liens and encumbrances, except for security interests, liens and encumbrances granted to Bank or otherwise permitted under the Loan Agreement.

            5.5   Inspection. Debtor shall at all reasonable times, during
Debtor's business hours, permit Bank or its representatives to examine or inspect (upon not less than five business days prior written notice) any
Collateral wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to discuss with the other parties to a Management Agreement verifications of amounts owed to Debtor. Debtor shall pay all of Bank's reasonable costs and expenses in making no more than one such examination or inspection in each calendar year. All other costs and expenses of any such examination or inspection shall, unless an Event of Default shall have occurred and be continuing, be for the account of the Bank.

            5.6   Records. Debtor shall keep materially accurate and complete books and records pertaining to the Collateral.

            5.7   Reports. Upon Bank's request, Debtor shall deliver to Bank such reports and information available to Debtor's management concerning the
Collateral as Bank may reasonably request Such reports shall be in such form, for such periods, contain such information, and shall be rendered With such frequency as Bank may reasonably designate, but in no case more frequently than every calendar quarter end and shall be subject to normal preparation and distribution of information from the Debtor. All reports and information provided to Bank by Debtor shall be complete and accurate in all material respects at the time provided.

      6.    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement at the option of Bank if not cured within 10 days of such event (other than as set forth in Section 6.2):

            6.1   Failure to Make Payment. Debtor fails to make any payment of funds as and when required by this Agreement.

            6.2   Breach, There is a breach of any covenants contained in
Section 4 or Section 5 of this Agreement or the occurrence of an Event of
Default under the Loan Agreement; provided that Debtor shall have 30 days to cure any breach of Section 5.3, 5.5, 5.6 and 5.7 of this Agreement before such breach shall constitute and Event of Default; and provided further that for
Section 5.6, the 30 day cure period shall commence upon a notice from the Bank of the breach.

            6.3   Lien Priority, Bank shall cease to have a valid and perfected first priority lien upon any material portion of the Collateral.

            6.4   Management Fees. Debtor's interest in Management Fees is
adversely affected in violation of the Negative Covenants set forth in Section 4 above.

            6.5   Management Agreement. The Management Agreements are

terminated prior to the dissolution of the Funds or the Funds II, as applicable, and not replaced by a similar agreement between the Debtor and the Funds or the
Debtor and the funds II, as the case may be; or prior to the dissolution of the
Funds or the Funds II, as applicable, any action is taken by the Funds or Fund
II to terminate its respective Management Agreement without its replacement by a similar agreement between the Funds or the Funds II, as the case may be, and
Debtor; there is a modification of a Management Agreement in violation of the
Negative Covenants set forth in Section 4 above.

            6.6   Voluntary Insolvency. If an Insolvency Proceeding is
commenced by Debtor.

            6.7   Involuntary Insolvency. If an Insolvency Proceeding is
commenced against Debtor and not dismissed within sixty (60) days.

            6.8   Injunction. If Debtor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of
Debtor's business affairs.

            6.9   Material Misrepresentations. If any material information or material representation or warranty provided to Bank by or on behalf of Debtor was materially misleading at the time provided.

            6.10  Seizure of Assets. If a portion of the Debtor's collateral assets with a value in excess of 25% of the principal amount under the Loan
Agreement are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee.

      7.    Bank's Rights And Remedies. If an Event of Default shall have occurred and not been cured or waived in accordance with the terms hereof, Bank shall have the following rights and powers and may, at its option, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Debtor:

            7.1   UCC Rights. Bank shall have all of the rights and remedies of a secured party under the Code and under all other applicable laws.

            7.2   Protection of Collateral. Without notice to or demand upon
Debtor or any guarantor, Bank may make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the
Collateral, to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to Bank's security interest and to pay all expenses incurred in connection therewith.

            7.3   Rights to Payment. With respect to any items of Collateral, and without limiting Bank's rights under Section 7.1 above, Bank may, to the extent Debtor would have the right to take the following action under the applicable documents:

                  (a)   During such time that an Event of Default has occurred
and is continuing, Bank may make demand and collect all amounts owed to Debtor in connection with the Management Fees and/or the Management Agreements and any
and all amounts owed to Debtor, settle or adjust disputes and claims directly with the obligors and compromise any obligations on terms and in any order which
Bank considers advisable.

                  (b)   In Bank's or Debtor's name, demand, collect, receive and
give receipts for any and all money and other property due or to become due in connection with (i) the Management Agreements, including without limitation a demand on the other parties to the Management Agreements for payment of amounts arising thereunder; and (ii) the Management Fees.

            7.4   Judicial Action. If Bank, at its option, seeks to take
possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations and such receiver may, at Bank's option, collect or dispose of all or part of the
Collateral.

            7.5   Discharge Claims. Bank may discharge claims, liens,
encumbrances and taxes affecting any or all of the Collateral and take such other actions as Bank determines to be necessary or appropriate to protect the
Collateral and Bank's security interest therein, Bank, without releasing Debtor or any other party from any of the Obligations, may, but shall not be required to, perform any of the Obligations in such manner and to such extent as Bank determines to be necessary or appropriate to protect the Collateral and Bank's security interest therein.

            7.6   Remedies Cumulative. The remedies of Bank, as provided herein, shall be cumulative and concurrent and may be pursued singularly, or together, at the sole discretion of Bank. No act of omission or commission by Bank shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Bank. A waiver or release with reference to any one event shall not be construed as continuing or as a waiver of any subsequent right, remedy or recourse as to a subsequent event.

      8.    Liability for Deficiency. The parties obligated under the Loan
Documents shall at all times remain liable for any deficiency remaining on the
Obligations after any disposition of any or all of the Collateral and after
Bank's application of any proceeds to the Obligations.

      9.    Authorization. Debtor hereby authorizes Bank, without notice or demand and without affecting its liability hereunder, and without consent of
Debtor, from time to time to:

                  (a)   Take and hold additional security for the payment of the
Obligations with the consent of the party providing such security; and

                  (b)   Accept additional co-guarantors for the payment of the
Obligations.

      10.   Other Waivers.

            10.1  Guarantor Waivers. To the extent that Debtor is deemed to be a guarantor of the Obligations pursuant to this Agreement, Debtor hereby waives and releases the following rights and remedies available to it: (i) all rights and defenses arising from Bank's election of remedies, even though that election has destroyed Debtor's rights of subrogation and reimbursement against Borrower by the operation of law; (ii) any right to require Bank to (A) proceed against
Borrower; (B) proceed against or exhaust any security held from any person or marshalling of assets or liens; (C) proceed against any guarantor; or (D) pursue any other remedy available to Bank; (iii) any defense arising by reason of any disability or other defense of

Borrower or by reason of the cessation of the liability of Borrower from any cause whatsoever; (iv) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or demand, notices of acceptance of and reliance on this Agreement and of the existence, creation, or incurring of new or additional indebtedness, notices of renewal, extension or modification of the indebtedness; (v) the right to notice of any and all favorable and unfavorable information, whether financial or other, about Borrower, heretofore, now, or hereafter learned or acquired by Bank and all other notices to which Debtor might otherwise be entitled; (vi) any and all suretyship defenses now or hereafter available to it under the California Civil Code or the Commercial Code, including, without limitation, (A) California Civil Code Sections 2799, 2808, 2809, 2810, 2815,
2819, 2820, 2821, 2822, 2838, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and
3433; (B) Chapter 2 of Title 14 of the California Civil Code; or (C) California
Commercial Code Section 3605; (vii) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (vii) the right of subrogation, indemnity or contribution, all right to enforce any remedy Bank may have against Borrower or any other person, and any right to participate in security now or hereafter held by Bank, including, without limitation, any such right set forth in California Civil Code Sections 1845, 2848 or 2849. Any and
all present and future debts and obligations of Borrower to Debtor are hereby postponed in favor of and subordinated to the full payment and performance of all indebtedness of Borrower to Bank. Debtor acknowledges that the waivers provided herein are made with Debtor's full knowledge of the significance and consequence of such waivers, and that Bank is relying on such waivers.

            10.2  Application of Payments. Debtor waives the right to direct the application of any and all payments or collections at any time or times hereafter received by Bank on account of any Obligations then due, and Debtor agrees that Bank shall have the continuing exclusive right to apply and reapply such payments or collections to the Obligations then due in any manner as Bank may deem advisable.

            10.3  Notices of Demand, Etc. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default. nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all Obligations on which Debtor may in any way be liable.

            10.4  Confidentiality Of Accounting. Debtor waives the right to assert a confidential relationship, if any, Debtor may have with any accounting firm and/or service bureau in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that Bank may contact directly any such accounting firm and/or service bureau in order to obtain such information.

      11.   Actions, Bank shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which
Bank determines may affect (a) the Collateral; (b) Debtors or Bank's rights or obligations under this Agreement; or (c) Borrower's or Bank's rights under the other Loan Documents, Whether or not Borrower is in default under Loan
Agreement, Bank shall at all times have the right to take any and all actions which Bank in its good faith business judgment determines to be necessary or appropriate to protect Bank's interest in connection with the Loan.

      12.   Miscellaneous.

            12.1  Taxes and Other Expenses Regarding the Collateral. If Debtor
fails to pay promptly when due to any person or entity, monies which Debtor is required to pay by

reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Debtors account therefor, and Debtor shall promptly reimburse Bank therefor. Bank need not inquire as to, or contest the validity of, any such tax or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

            12.2  Notices. Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth below) by any of the following means: (a) personal service: (b) electronic communication, whether by telex. telegram or telecopying; (c) overnight courier; or (d) registered or certified, first class U.S. mail, return receipt requested.

To Debtor:                          To Bank:
Greenhill Capital Partners, LLC     First Republic Bank
300 Park Avenue                     111 Pine Street
New York, NY 10022                  San Francisco, CA 94111
Attn: General Counsel               Attn: Commercial Loan Administration
Fax No.: 212-389-1747               Fax No.: 415-392-1413

            Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b), above, shall be deemed received upon such personal service or upon dispatch by electronic means. Any notice, demand or request sent pursuant to subsection (C), above, shall be deemed received on the business day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (d), above, shall be deemed received fortyeight
(48) hours following deposit into the U.S mail.

            12.3  Destruction of Debtor's Documents. Any documents schedules, invoices or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by
Bank unless Debtor requests, in writing, the return of the said documents, schedule, invoices or other papers and makes arrangements, at Debtor's expense, for their return.

            12.4  Choice of Law. The validity of this Agreement, its
construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be governed by and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state courts located in the County of San Francisco,
State of California, or the federal courts located in the Northern District of
California. Debtor waives any right Debtor may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

            12.5  Confidentiality. In handling all confidential information,
Bank will comply with all state and federal privacy statutes and regulations applicable to banks. However, Bank may disclose all information (I) to state and federal regulatory and compliance bodies, (ii) to Bank's attorneys, advisors, accountants, and affiliates, (iii) to representatives of the party to whom the information relates, or (iv) as may be required by appropriate legal proceedings.

            12.6  Attorneys' Fees. On demand Debtor shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees, costs and disbursements (excluding fees and disbursements of Bank's in-house counsel) (collectively the "Fees and Costs") expended or incurred by Bank in any arbitration, mediation, judicial reference, legal

action, legal proceeding or otherwise in connection with (a) the amendment, interpretation and enforcement of this Agreement, including, without limitation,
Fees and Costs incurred in connection with any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under this Agreement and/or the Loan Documents, (b)
collecting any sum which becomes due Bank under this Agreement or the Loan
Documents, (c) any proceeding, or any appeal, or (d) the protection, preservation of enforcement of any rights of Bank under this Agreement or the
Loan Documents. Fees and Costs shall include, without limitation, attorneys'
fees and costs incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, adversary proceeding, contested matter, confirmation or opposition to plan of reorganization or any other activity of any kind in connection with a bankruptcy case or relating to any petition under Title 11 of the United States Code; (4) garnishment, levy, and debtor and third party examinations; and (5) post judgment motions and proceedings of any kind, including without limitation any activity taken to collection or enforce any judgment.

            12.7  Agreement Binding Assignment. This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by Bank. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither
Bank nor Debtor may assign this Agreement or any rights hereunder Without the other party's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Debtor or any guarantor from their obligations to Bank.

            12.8  Article and Section Headings. Article and Section headings and Article and Section numbers have been set forth herein for convenience only.
Unless the contrary is compelled by the context, everything contained in each
Article and Section applies equally to this entire Agreement.

            12.9  Construction. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            12.10 Time of Essence. Time is of the essence of each provision of this Agreement.

            12.11 No Third Party Beneficiaries, This Agreement is entered into for the sole protection and benefit of Bank and Debtor, and their respective permitted successors and assigns, No other Person shall have any rights or causes of action under this Agreement.

            12.12 Further Assurances. Debtor will promptly and duly execute and deliver to Bank such further documents and assurances and take such further action as Bank may from time to time reasonably request including, without limitation, any amendments hereto in order to establish and protect the rights, interests and remedies created or intended to be created in favor of Bank hereunder.

            12.13 Cumulative Rights. Debtor's liability and Bank's rights, powers, and remedies hereunder and under any other agreement now or hereafter relating hereto, shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers, and remedies given to Bank by law

            12.14 Performance of Covenants. Debtor shall perform all of its covenants under this Agreement at its sole cost and expense.

            12.15 No Waiver by Bank. No waiver by the Bank of any of its rights or remedies in connection with this Agreement shall be effective unless such waiver is in writing and signed by the Bank. No act or omission by Bank to exercise a right as to any event shall be construed as continuing, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

            12.16 Term. This Agreement shall continue in full force and effect as long as any of the Obligations are outstanding and until terminated by written agreement of Bank.

            12.17 Severability. Each provision of this Agreement shall be severable from every other provision for the purpose of determining the legal enforceability of any specific provision.

            12.18 Integration. This Agreement cannot be changed or terminated orally. No modification or amendment to this Agreement shall be effective unless in writing, executed by Bank. Except as to currently existing obligations of
Debtor to Bank, all prior agreements, understandings, representations, warranties, and negotiations between the parties, if any, are merged into this
Agreement.

      13.   Joint and Several. If there is more than one party who is defined as
Debtor in this Agreement, this Agreement shall be binding jointly and severally on each such Debtor and the assets of such Debtor.

      14.   WAIVER OF JURY TRIAL. BANK AND DEBTOR HEREBY VOLUNTARILY,
UNCONDITIONALLY AND IRREVOCABLY WAIVE, TO THE EXTENT PERMIUED BY APPLICABLE LAW,
TRIAL BY JURY IN ANY LITIGATION, ARBITRATION OR PROCEEDING IN A STATE OR FEDERAL
COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR
THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE VALIDITY, PROTECTION,
INTERPRETATION, COLLECTION OR ENFORCEMENT THERE OF, OR ANY OTHER CLAIM OR
DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY),
BETWEEN BANK AND DEBTOR.

      IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement on the date first hereinabove written.

                               Debtor:

                                 Greenhill Capital Partners, LLC.
                                 a Delaware limited liability company

                                 By:
                                    ----------------------------------------

Accepted

FIRST REPUBLIC BANK

By:
    -------------------------------

Title:
       ----------------------------

                                    EXHIBIT A

                             TO SECURITY AGREEMENT

                                  DEFINITIONS

Agreement means this Security Agreement, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

Bank means FIRST REPUBLIC BANK a Nevada banking corporation, with a place of business located at 111 Pine Street, San Francisco, CA 94111.

Bank Expenses means all reasonable costs and expenses incurred by Bank in connection with this Agreement, the Note, the Loan Agreement or any other document executed in connection with this Agreement or the transactions contemplated hereby, including, without limitation, (i) all reasonable costs and expenses incurred by Bank in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this
Agreement, costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, costs and expenses incurred to enforce
Bank's enforcement rights; and (ii) all reasonable attorneys' fees and expenses incurred by Bank as set forth, in Section 12.6.

Borrower means Greenhill & Co. lnc., a Delaware corporation.

Business Day means any day other than a day on which commercial banks in
California or New York are authorized or required by law to close.

Code means the California Uniform Commercial Code, as presently in force and effect and any replacements therefore as and when such replacements become effective. Any and all terms used in this Agreement which are defined in the
Code and not specifically defined herein shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the
Code.

Collateral has the meaning provided in Exhibit B.

Collateral Records means all of Debtor's existing' and hereafter acquired books, records, data and other documentation relating to any or all of the Collateral.

Debtor means Greenhill Capital Partners, LLC, a Delaware limited liability company.

Debtors Books means all of Debtor's ledgers; books and records indicating, summarizing or evidencing Debtor's assets, liabilities, the Collateral, the
Obligations, and all information relating thereto; and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information.

Event of Default has the meaning set forth in Section 6 of this Agreement.

Government Requirements means all existing and future federal, state and local laws, rules, regulations or orders applicable to Debtor or its assets, its business, the Management

Agreements or the Collateral.

Insolvency Proceeding means any proceeding commenced by or against any person or entity, including Debtor under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

Judicial Officer or Assignee means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, or assignee for the benefit of creditors.

Loan Documents means this Agreement, the Loan Agreement, and any other document executed in connection therewith and any amendment, modification or restatement thereof.

Management Agreements has the meaning provided in Section 3.1 above and all amendments and supplements thereto and extensions and replacements thereof.

Management Fees means all fees, rights to payment or consideration of any type paid or owed to Debtor pursuant to the Management Agreements.

Management Services means all consulting, advising, investment or management services provided to the Funds and Funds II pursuant to the Management
Agreements.

Obligations means any and all obligations, loans, advances, overdrafts, debts, liabilities covenants, promises and duties owing by Borrower to Bank pursuant to any Loan Document., agreement (including without limitation any agreement authorizing Bank to charge Borrower's account and the Loan Documents), of any kind and description, whether direct or indirect) absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, all interest not paid when due and all Bank Expenses.

Other Terms All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Documents, and if not defined therein, as defined in the Code.

Person means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or trustee.

Proceeds means whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof

                                    EXHIBIT B

                              TO SECURITY AGREEMENT

                            DESCRIPTION OF COLLATERAL

The Collateral consists of all of Debtor's right, title and interest in and to the following assets whether currently existing hereafter arising, unless otherwise defined herein the terms shall have the meaning provided in the
Uniform Commercial Code applicable to the Security Agreement.

      (a)   all Management Fees;

      (b)   any cash distributed or owed to Debtor in respect of its partnership interest in (i) the Funds. (ii) GCP Managing Partner. L.P., the general partner of the Funds and (iii) GCP Managing Partner II, L.P., the general partner of
Funds II. in each case net of any taxes payable thereon and subject to any repayments required upon dissolution of the respective partnerships

      (c)   all proceeds of any of the foregoing; and

      (d)   all Collateral Records which relate to any of the foregoing.